Exhibit 10.7

IF " DOCVARIABLE "SWDocIDLocation" 2" = "2" " DOCPROPERTY "SWDocID" 122278717v4" "" 122278717v4RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of [ ] (the “Grant Date”) by and between Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), and [ ] (the “Grantee”).

WHEREAS, the Company has adopted the Greenidge Generation Holdings Inc. 2021 Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.
Grant of Restricted Stock Units. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date [ ] Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents an unfunded, unsecured right to receive a share of Common Stock of the Company on the Payment Date(s) specified on Schedule 1 to this Agreement, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.
2.
Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.
3.
Vesting; Payment.
3.1.
Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, the Restricted Stock Units will vest in accordance with the schedule set forth on Schedule 1 to this Agreement (each such vesting date, a “Vesting Date”):
3.2.
If the Grantee has in effect an employment agreement with the Company that governs the effect of a termination of employment on the Restricted Stock Units, then such agreement shall control. In all other cases, if the Grantee’s Continuous Service terminates for any reason at any time before some or all of the Grantee’s Restricted Stock Units have vested, all such unvested Restricted Stock Units shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.
3.3.
The Company shall, as soon as reasonably, practicable following a Vesting Date (and in no event later than March 15th of the calendar year following the calendar year in which the applicable Vesting Date occurs) (each a “Payment Date”), deliver (or cause to be delivered) to the Participant one share of Common Stock with respect to each vested Restricted Stock Unit, as settlement of such Restricted Stock Unit and each such Restricted Stock Unit shall thereafter be cancelled.
4.
Restricted Stock Unit Transfer Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, the Restricted Stock Units may not be assigned, alienated, pledged, attached, sold or otherwise

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transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units shall be forfeited by the Grantee and all of the Grantee’s rights to such Restricted Stock Units shall immediately terminate without any payment or consideration by the Company.
5.
Rights as Stockholder; Dividend Equivalents.
5.1.
The Grantee shall have no rights as a stockholder of the Company with respect to shares of Common Stock covered by the Restricted Stock Units until such shares of Common Stock are issued to the Grantee.
5.2.
With respect to ordinary cash dividends in respect of shares of Common Stock covered by any outstanding Restricted Stock Units, the Grantee shall have the right to receive an amount in cash equal to (i) the amount of any ordinary cash dividend paid with respect to a share of Common Stock, multiplied by (ii) the number of shares of Common Stock covered by such Restricted Stock Units (a “Dividend Equivalent”). A Dividend Equivalent shall be subject to the same vesting restrictions as the Restricted Stock Units to which such Dividend Equivalent relates, as set forth in Section 3.1. Unless otherwise determined by the Committee, Dividend Equivalents shall be held, without interest thereon, until delivered to the Grantee within 30 days after the date the Restricted Stock Units to which such Dividend Equivalents related vest, in each case, subject to Section 8. Any Dividend Equivalents in respect of Restricted Stock Units that do not vest, shall be forfeited and retained by the Company. In no event shall a Dividend Equivalent be paid that would result in the Grantee receiving both the Dividend Equivalent and the actual dividend with respect to a Restricted Stock Unit and the corresponding share of Common Stock.
6.
No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.
7.
Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock underlying the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.
8.
Tax Liability and Withholding.
8.1.
The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee shall permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the settlement of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a Fair Market Value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock. In furtherance and not in limitation of the foregoing, if the Company’s shares of Common Stock are publicly-traded, in the event a taxable event with respect to this Agreement occurs during a “blackout” period (whether scheduled or unscheduled) during which Participants in the Plan, including the Grantee, are prohibited by Company policy from selling shares of Common Stock, the Grantee’s statutorily required withholding obligation will be satisfied by the Company automatically withholding from the shares of Common Stock otherwise deliverable to the Grantee a number of shares of Common Stock having an

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aggregate Fair Market Value equal to the Grantee’s statutorily required withholding obligation (with any fraction of a share of Common Stock required to satisfy such obligation being disregarded and the amount due paid instead in cash by the Participant); provided, however, the Grantee may elect, by written notice to the Committee during an open trading window, to satisfy the Grantee’s applicable federal, state or local tax withholding obligation, in which case the Grantee shall be required, prior to any applicable taxable event, to remit to the Company an amount in cash sufficient to satisfy the Grantee’s applicable federal, state or local tax withholding obligations in connection with such taxable event.
8.2.
Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.
9.
Non-competition and Non-solicitation.
9.1.
In consideration of the Restricted Stock Units, the Grantee agrees and covenants not to:
(a)
contribute the Grantee’s knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, stockholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates for a period of one year following the Grantee’s termination of Continuous Service;
(b)
directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for one year following the Grantee’s termination of Continuous Service; or
(c)
directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of one year following the Grantee’s termination of Continuous Service.
9.2.
Nothing in this Section 9 shall override any other restrictive covenants to which the Grantee is subject. In the event of any conflict between the covenants set forth in this Section 9 and the terms of any employment agreement between the Grantee and the Company, such employment agreement shall control.
9.3.
If the Grantee breaches any of the covenants set forth in Section 9.1:
(a)
all unvested Restricted Stock Units or vested Restricted Stock Units that have not been settled shall be immediately forfeited; and
(b)
the Company shall have the right, but not the obligation, during the one-year period following the termination of the Participant’s Continuous Service to acquire any shares of Common Stock acquired in respect of the Restricted Stock Units that vested during the one-year period preceding the termination of the Participant’s Continuous Service that continue to be held by the Participant at the purchase price, if any, paid by the Participant for such shares;
(c)
the Company shall have the right, but not the obligation, during the one-year period following the termination of the Participant’s Continuous Service to recover from the Participant an amount

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equal to any gain realized, if any, on any shares of Common Stock acquired in respect of the Restricted Stock Units that vested during the one-year period preceding the termination of the Participant’s Continuous Service; and
(d)
the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
10.
Compliance with Law. The granting of the Restricted Stock Units and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No Restricted Stock Units shall be granted and no shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
11.
Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
12.
Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles
13.
Section 409A. Although the Company makes no guarantee with respect to the tax treatment of the Restricted Stock Units, the award of Restricted Stock Units and Dividend Equivalents pursuant to this Agreement is intended to comply with, or to be exempt from, Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. The Restricted Stock Units and Dividend Equivalents shall be limited, construed and interpreted in accordance with such intent; provided that the Company does not guarantee to the Grantee any particular tax treatment of the Restricted Stock Units or Dividend Equivalents. In no event whatsoever shall the Company or its Affiliates be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Dividend Equivalents shall be treated separately from the Restricted Stock Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Grantee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. If the Grantee is a “specified employee” as defined under Section 409A of the Code and the Grantee’s Restricted Stock Units are to be settled on account of the Grantee’s separation from service (for reasons other than death) and the Restricted Stock Units constitute “deferred compensation” as defined under Section 409A of the Code, then any portion of the Grantee’s Restricted Stock Units that would otherwise be settled during the six-month period commencing on the Grantee’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Grantee’s death if it occurs during such six-month period).

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14.
Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.
15.
Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.
16.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.
17.
Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
18.
Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, shall be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.
19.
Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.
20.
No Impact on Other Benefits. The value of the Grantee’s Restricted Stock Units is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
21.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing an original signature.
22.
Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant, vesting, or settlement of the Restricted Stock Units or disposition of the shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

GREENIDGE GENERATION HOLDINGS INC.

By:
Nam

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e:
Title:

Address:

GRANTEE:

(Signature)

Name

Address:

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Schedule 1

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